Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, Intermediate Term Trust 65, National Trust 363 and New York Trust 230:

We consent to the use of our report dated May 27, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

May 27, 2003